THE TATTERSALL BOND FUND
                            ------------------------

                               No Load Mutual Fund


                                  ANNUAL REPORT
                                 March 31, 1999


      INVESTMENT ADVISER                                  ADMINISTRATOR
TATTERSALL ADVISORY GROUP, INC.                  COUNTRYWIDE FUND SERVICES, INC.
 6802 Paragon Place, Suite 200                            P.O. Box 5354
 Richmond, Virginia 23230-1655                     Cincinnati, Ohio 45201-5354
        1.804.289.2663                                   1.800.443.4249

--------------------------------------------------------------------------------

                              THE TATTERSALL FUNDS

Dear Tattersall Bond Fund Shareholder:

All of us at Tattersall Advisory Group are excited about the opportunities our clients will have through our association with The First Capital Group of First Union. As a result of access to First Capital Group's additional research and human resources, we will soon be able to incorporate enhanced investment capabilities into our products. Although this will not occur immediately, we should be able to utilize these enhancing strategies by year-end. We would like to emphasize the fact that we will remain an autonomous company with the same people, the same investment philosophy, the same investment process, and the same location. Another benefit afforded by the merger and one specifically for Bond Fund clients, will take the form of lower expenses within the Fund. Overall expenses paid will be reduced by 15 to 20% immediately upon formal shareholder approval of the merger between The Tattersall Bond Fund and Evergreen's current institutional Core Bond Fund.

The Tattersall Bond Fund continues to perform well, relative to the Lehman Aggregate Index. The Fund's returns are as follows:

                           Bond Fund             Lehman Aggregate
1Qtr99                       -0.04%                    -0.51%
1 Year                        6.33%                     6.27%
3 Years                      11.49%                    11.09%
5 Years                       8.12%                     8.03%
Since Inception               7.81%                     8.22%

As always we ask that you feel free to call should you have any questions or if we may be of any assistance.

Sincerely,

/s/ Craig D. Truitt

Craig D. Truitt
Vice President
Tattersall Funds

     Shareholder Services o Countrywide Fund Services, Inc. o P.O. Box 5354
                   Cincinnati, Ohio 45201-5354 o 800-443-4249

 Investment Advisor o Tattersal Advisory Group o 6802 Paragon Place, Suite 200
                  Richmond, Virginia 23230-1655 o 804-289-2663

                            THE TATTERSALL BOND FUND
--------------------------------------------------------------------------------
  Comparison of the Change in Value of a $10,000 Investment in The Tattersall Bond Fund, the Lehman Brothers Government Corporate Index, the Consumer Price
                 Index and the Lehman Brothers Aggregate Index

                                                       03/31/99
                                                       --------
The Tattersall Bond Fund                               $18,737
Lehman Brothers Government Corporate Index             $19,336
Consumer Price Index                                   $12,263
Lehman Brothers Aggregate Index                        $19,331
--------------------------------------------------------------------------------

                    ---------------------------------------
                            The Tattersall Bond Fund
                          Average Annual Total Returns

                    1 Year     5 Years     Since Inception*
                     6.53%      7.94%            7.87%
                    ---------------------------------------

              * Initial public offering of shares was July 3, 1989

           Past performance is not predictive of future performance.

                            THE TATTERSALL BOND FUND

                       STATEMENT OF ASSETS AND LIABILITIES

                                 March 31, 1999


ASSETS
   Investments in securities:
      At acquisition cost                                         $ 103,941,499
                                                                  =============
      At value (Note 1)                                           $ 104,555,927
   Investments in repurchase agreements (Note 1)                      9,779,000
   Cash                                                                     631
   Interest and dividends receivable                                  1,187,714
   Receivable for securities sold                                     7,228,233
   Receivable for capital shares sold                                     3,721
   Other assets                                                           6,353
                                                                  -------------
      TOTAL ASSETS                                                  122,761,579
                                                                  -------------
LIABILITIES
   Dividends payable                                                     65,219
   Payable for securities purchased                                  10,903,286
   Payable for capital shares redeemed                                    6,459
   Accrued investment advisory fees (Note 3)                             24,938
   Accrued administration fees (Note 3)                                   7,200
   Accrued distribution expenses (Note 3)                                   978
   Other accrued expenses and liabilities                                 3,869
                                                                  -------------
      TOTAL LIABILITIES                                              11,011,949
                                                                  -------------

NET ASSETS                                                        $ 111,749,630
                                                                  =============
Net assets consist of:
Paid-in capital                                                   $ 111,144,935
Distributions in excess of net realized gains                            (9,733)
Net unrealized appreciation on investments                              614,428
                                                                  -------------
   Net assets                                                     $ 111,749,630
                                                                  =============
PRICING OF INSTITUTIONAL SHARES
Net assets applicable to Institutional Shares                     $ 109,028,154
                                                                  =============
Shares of beneficial interest outstanding (unlimited
   number of shares authorized, no par value)                        10,212,863
                                                                  =============
Net asset value, offering price and
   redemption price per share (Note 1)                            $       10.68
                                                                  =============
PRICING OF SERVICE GROUP SHARES
Net assets applicable to Service Group Shares                     $   2,721,476
                                                                  =============
Shares of beneficial interest outstanding (unlimited
   number of shares authorized, no par value)                           254,932
                                                                  =============
Net asset value, offering price and
   redemption price per share (Note 1)                            $       10.68
                                                                  =============

See accompanying notes to financial statements.

                            THE TATTERSALL BOND FUND

                             STATEMENT OF OPERATIONS

                            Year Ended March 31, 1999


INVESTMENT INCOME
   Interest                                                         $ 6,473,084
   Dividends                                                            483,139
                                                                    -----------
      TOTAL INVESTMENT INCOME                                         6,956,223
                                                                    -----------

EXPENSES
   Investment advisory fees (Note 3)                                    418,525
   Administration fees (Note 3)                                          98,726
   Custodian fees                                                        18,459
   Professional fees                                                     15,245
   Pricing costs                                                         15,146
   Trustees' fees and expenses                                            8,220
   Printing of shareholder reports                                        7,441
   Registration fees                                                      6,234
   Distribution expenses, Service Group Shares (Note 3)                   4,201
   Postage and supplies                                                   3,799
   Insurance expense                                                      3,269
   Other expenses                                                         4,317
                                                                    -----------
      TOTAL EXPENSES                                                    603,582
   Fees waived by the Adviser (Note 3)                                  (23,693)
   Expenses reimbursed through a directed
      brokerage arrangement (Note 4)                                    (18,717)
                                                                    -----------
      NET EXPENSES                                                      561,172
                                                                    -----------

NET INVESTMENT INCOME                                                 6,395,051
                                                                    -----------

REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS
   Net realized gains from security transactions                      1,960,347
   Net change in unrealized appreciation/
      depreciation on investments                                    (1,449,745)
                                                                    -----------

NET REALIZED AND UNREALIZED GAINS ON INVESTMENTS                        510,602
                                                                    -----------

NET INCREASE IN NET ASSETS FROM OPERATIONS                          $ 6,905,653
                                                                    ===========

See accompanying notes to financial statements.

                            THE TATTERSALL BOND FUND

                       STATEMENTS OF CHANGES IN NET ASSETS

                       Years Ended March 31, 1999 and 1998

                                                                                     YEAR              YEAR
                                                                                    ENDED             ENDED
                                                                                   MARCH 31,         MARCH 31,
                                                                                     1999              1998
                                                                                -------------     -------------
FROM OPERATIONS
   Net investment income                                                        $   6,395,051     $   5,273,886
   Net realized gains from security transactions                                    1,960,347         1,826,210
   Net change in unrealized appreciation/depreciation
      on investments                                                               (1,449,745)        2,574,722
                                                                                -------------     -------------
Net increase in net assets from operations                                          6,905,653         9,674,818
                                                                                -------------     -------------
DISTRIBUTIONS TO SHAREHOLDERS
   From net investment income, Institutional Shares                                (6,248,934)       (5,189,396)
   From net investment income, Service Group Shares                                  (154,241)          (99,842)
   From net realized gains from security transactions, Institutional Shares        (2,212,023)               --
   From net realized gains from security transactions, Service Group Shares           (55,284)               --
                                                                                -------------     -------------
Decrease in net assets from distributions to shareholders                          (8,670,482)       (5,289,238)
                                                                                -------------     -------------
FROM CAPITAL SHARE TRANSACTIONS
INSTITUTIONAL SHARES
   Proceeds from shares sold                                                       17,978,857        15,597,164
   Net asset value of shares issued in reinvestment
      of distributions to shareholders                                              8,176,315         5,049,237
   Payments for shares redeemed                                                   (11,649,216)       (5,227,155)
                                                                                -------------     -------------
Net increase in net assets from Institutional Shares transactions                  14,505,956        15,419,246
                                                                                -------------     -------------
SERVICE GROUP SHARES
   Proceeds from shares sold                                                          378,203         4,316,277
   Net asset value of shares issued in reinvestment
      of distributions to shareholders                                                209,525            99,842
   Payments for shares redeemed                                                      (897,925)       (1,401,739)
                                                                                -------------     -------------
Net increase (decrease) in net assets from Service Group Shares transactions         (310,197)        3,014,380
                                                                                -------------     -------------

TOTAL INCREASE IN NET ASSETS                                                       12,430,930        22,819,206

NET ASSETS
   Beginning of year                                                               99,318,700        76,499,494
                                                                                -------------     -------------
   End of year - (including undistributed net investment
      income of $0 and $8,124, respectively)                                    $ 111,749,630     $  99,318,700
                                                                                =============     =============
CAPITAL SHARE ACTIVITY
INSTITUTIONAL SHARES
   Sold                                                                             1,641,524         1,446,450
   Reinvested                                                                         747,985           472,113
   Redeemed                                                                        (1,063,344)         (486,114)
                                                                                -------------     -------------
   Net increase in shares outstanding                                               1,326,165         1,432,449
   Shares outstanding, beginning of year                                            8,886,698         7,454,249
                                                                                -------------     -------------
   Shares outstanding, end of year                                                 10,212,863         8,886,698
                                                                                =============     =============
SERVICE GROUP SHARES
   Sold                                                                                34,302           402,367
   Reinvested                                                                          19,167             9,229
   Redeemed                                                                           (81,847)         (128,286)
                                                                                -------------     -------------
   Net increase (decrease) in shares outstanding                                      (28,378)          283,310
   Shares outstanding, beginning of year                                              283,310                --
                                                                                -------------     -------------
   Shares outstanding, end of year                                                    254,932           283,310
                                                                                =============     =============

                 See accompanying notes to financial statements.

                 THE TATTERSALL BOND FUND - INSTITUTIONAL SHARES

                              FINANCIAL HIGHLIGHTS

Selected Per Share Data and Ratios for a Share Outstanding Throughout Each Year

                                                                                     YEARS ENDED MARCH 31,
                                                                ----------------------------------------------------------------

                                                                  1999          1998          1997          1996          1995
                                                                --------      --------      --------      --------      --------

Net asset value at beginning of year                            $  10.83      $  10.26      $  10.39      $   9.97      $  10.15
                                                                --------      --------      --------      --------      --------
Income from investment operations:
   Net investment income                                            0.61          0.58          0.68          0.70          0.62
   Net realized and unrealized gains (losses) on investments        0.09          0.63         (0.12)         0.41         (0.18)
                                                                --------      --------      --------      --------      --------
Total from investment operations                                    0.70          1.21          0.56          1.11          0.44
                                                                --------      --------      --------      --------      --------
Less distributions:
   Dividends from net investment income                            (0.63)        (0.64)        (0.69)        (0.69)        (0.62)
   Distributions from net realized gains                           (0.22)           --            --            --            --
                                                                --------      --------      --------      --------      --------
Total distributions                                                (0.85)        (0.64)        (0.69)        (0.69)        (0.62)
                                                                --------      --------      --------      --------      --------

Net asset value at end of year                                  $  10.68      $  10.83      $  10.26      $  10.39      $   9.97
                                                                ========      ========      ========      ========      ========

Total return                                                       6.53%        12.06%         5.52%        11.23%         4.56%
                                                                ========      ========      ========      ========      ========

Net assets at end of year (000's)                               $109,028      $ 96,250      $ 76,499      $ 74,774      $ 72,029
                                                                ========      ========      ========      ========      ========

Ratio of gross expenses to average net assets                      0.54%         0.53%         0.53%         0.56%         0.57%

Ratio of net expenses to average net assets (a)                    0.50%         0.50%         0.50%         0.53%         0.53%

Ratio of net investment income to average net assets               5.73%         6.06%         6.48%         6.54%         6.28%

Portfolio turnover rate                                             221%          235%          207%          268%          381%

(a) Ratios were determined based on net expenses after investment advisory fee waivers for the years ended March 31, 1999 and 1998 (Note 3) and expense reimbursements through a directed brokerage arrangement (Note 4).

See accompanying notes to financial statements.

                 THE TATTERSALL BOND FUND - SERVICE GROUP SHARES

                              FINANCIAL HIGHLIGHTS

                    Selected Per Share Data and Ratios for a
                    Share Outstanding Throughout Each Period

                                                             YEAR         PERIOD
                                                            ENDED         ENDED
                                                           MARCH 31,     MARCH 31,
                                                             1999        1998 (A)
                                                           --------      --------
Net asset value at beginning of period                     $  10.83      $  10.69
                                                           --------      --------
Income from investment operations:
       Net investment income                                   0.61          0.37
       Net realized and unrealized gains on investments        0.07          0.08
                                                           --------      --------
Total from investment operations                               0.68          0.45
                                                           --------      --------
Less distributions:
       Dividends from net investment income                   (0.61)        (0.31)
       Distributions from net realized gains                  (0.22)           --
                                                           --------      --------
Total distributions                                           (0.83)        (0.31)
                                                           --------      --------

Net asset value at end of period                           $  10.68      $  10.83
                                                           ========      ========

Total return                                                  6.37%         8.55%(c)
                                                           ========      ========

Net assets at end of period (000's)                        $  2,721      $  3,069
                                                           ========      ========

Ratio of gross expenses to average net assets                 0.69%         0.68%(c)

Ratio of net expenses to average net assets (b)               0.65%         0.65%(c)

Ratio of net investment income to average net assets          5.59%         5.96%(c)

Portfolio turnover rate                                        221%          235%

(a) Represents the period from the initial public offering of Service Group Shares (October 2, 1997) through March 31, 1998.

(b) Ratios were determined based on net expenses after investment advisory fee waivers (Note 3) and expense reimbursements through a directed brokerage arrangement (Note 4).

(c)  Annualized.

See accompanying notes to financial statements.

                            THE TATTERSALL BOND FUND

                            PORTFOLIO OF INVESTMENTS

                                 March 31, 1999

 PAR VALUE                                                             VALUE
 ---------                                                             -----
               U.S. TREASURY OBLIGATIONS - 16.3%
               U.S. TREASURY BONDS - 8.5%
$ 7,450,000      8.125%, due 08/15/2021                            $  9,469,620
                                                                   ------------
               U.S. TREASURY NOTES - 6.8%
  6,015,000      5.75%, due 10/31/2002                                6,125,917
  1,380,000      7.00%, due 07/15/2006                                1,509,803
                                                                   ------------
                                                                      7,635,720
                                                                   ------------
               U.S. TREASURY INFLATION-PROTECTION NOTES - 1.0%
  1,152,213      3.375%, due 01/15/2007                               1,109,005
                                                                   ------------

               TOTAL U.S. TREASURY OBLIGATIONS (COST $18,336,756)  $ 18,214,345
                                                                   ------------

               MORTGAGE-BACKED SECURITIES - 38.1%
               FEDERAL HOME LOAN MORTGAGE CORPORATION - 7.3%
$   825,000      Pool #1197-H, 6.75%, due 02/15/2007               $    840,205
  1,000,000      Pool #1457-PK, 7.00%, due 01/15/2008                 1,033,750
    925,000      Pool #1460-I, 7.00%, due 01/15/2008                    957,079
    834,652      Pool #E00220, 7.00%, due 06/01/2008                    854,084
    825,000      Pool #1655-HB, 6.50%, due 10/15/2008                   841,236
  1,375,000      Series #2110-PJ, 6.00%, due 08/15/2019               1,371,122
  1,076,227      Series #1251-Z, 8.00%, due 04/15/2022                1,125,324
  1,175,000      Series #2132-PD, 6.00%, due 11/15/2027               1,137,180
                                                                   ------------
                                                                      8,159,980
                                                                   ------------
               FEDERAL NATIONAL MORTGAGE ASSOCIATION - 17.9%
  1,181,081      Pool #375139, 7.13%, due 05/01/2004                  1,234,599
  1,453,618      Pool #375299, 6.81%, due 08/01/2004                  1,502,677
    592,534      Pool #73061, 8.66%, due 01/01/2005                     651,787
    616,662      Pool #73126, 7.00%, due 07/01/2005                     635,661
  1,503,000      Series #92-52G, 8.00%, due 04/25/2007                1,589,888
    650,052      Series #92-61-ZB, 7.50%, due 05/25/2007                675,644
    765,000      Series #92-179-H, 7.00%, due 09/01/2007                783,406
    543,154      Pool #375538, 6.70%, due 11/01/2007                    560,722
    973,132      Pool #381276, 5.99%, due 01/01/2009                    966,746
    535,000      TBA, 6.09%, due 05/01/2009                             531,489
  1,410,000      Series #96-53-PG, 6.50%, due 12/18/2011              1,425,411
  1,425,000      TBA, 6.00%, due 04/01/2014                           1,413,867
    628,956      Series #G92-23-Z, 7.50%, due 05/25/2021                664,335
    808,255      Series #G92-44-Z, 8.00%, due 07/25/2022                854,472
  1,508,080      Pool #426608, 6.00%, due 10/01/2028                  1,466,035
    572,548      Pool #442336, 6.00%, due 10/01/2028                    556,586
  1,353,113      Pool #443196, 6.00%, due 10/01/2028                  1,315,388
    584,399      Pool #444515, 6.50%, due 10/01/2028                    581,898
    964,485      Pool #451862, 6.50%, due 11/01/2028                    960,357
    650,582      Pool #456436, 6.00%, due 12/01/2028                    632,444
  1,000,000      TBA, 6.00%, due 04/01/2029                             971,563
                                                                   ------------
                                                                     19,974,975
                                                                   ------------

                            THE TATTERSALL BOND FUND

                            PORTFOLIO OF INVESTMENTS

                                 March 31, 1999

 PAR VALUE                                                             VALUE
 ---------                                                             -----
                MORTGAGE-BACKED SECURITIES - CONTINUED
               GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 10.7%
$   919,195      Pool #780897, 7.50%, due 09/15/2010               $    949,988
     58,769      Pool #223997, 8.85%, due 05/15/2018                     62,921
    456,932      Pool #224002, 8.85%, due 07/15/2018                    489,219
    103,000      Pool #316205, 7.50%, due 02/15/2022                    106,352
  1,406,943      Pool #373331, 7.50%, due 05/15/2022                  1,452,725
    284,021      Pool #333658, 7.50%, due 01/15/2023                    293,263
    245,835      Pool #349314, 7.50%, due 02/15/2023                    253,835
    586,194      Pool #342526, 7.50%, due 02/15/2023                    605,269
    524,914      Pool #352143, 7.50%, due 07/15/2023                    541,994
    663,848      Pool #780798, 7.50%, due 12/15/2027                    684,201
  2,082,227      Pool #780728, 7.50%, due 03/15/2028                  2,146,068
  1,649,667      Pool #2660, 7.50%, due 10/20/2028                    1,694,060
  1,408,773      Pool #503000, 6.50%, due 02/15/2029                  1,403,546
  1,250,000      TBA, 7.50%, due 05/15/2029                           1,285,547
                                                                   ------------
                                                                     11,968,988
                                                                   ------------
               OTHER MORTGAGE-BACKED SECURITIES - 2.2%
               Contimortgage Home Equity Loan Trust #98-2-A4,
    925,000      6.19%, due 01/15/2014                                  921,235
               GMAC Commercial Mortgage Securities, Inc. #98-C1-A2,
    625,000      6.70%, due 03/15/2008                                  636,133
               GS Mortgage Securities Corporation II #98-C1-A2,
    875,000      6.62%, due 10/18/2030                                  880,196
                                                                   ------------
                                                                      2,437,564
                                                                   ------------

               TOTAL MORTGAGE-BACKED SECURITIES (COST $42,583,006) $ 42,541,507
                                                                   ------------
               ASSET-BACKED SECURITIES - 6.7%
               STUDENT LOAN MARKETING ASSOCIATION - 4.6%
$ 1,845,962      Series #97-2-A1, 5.042%, adjustable rate,
                   due 10/25/2005                                  $  1,837,237
  1,568,080      Series #97-3-A1, 5.604%, adjustable rate,
                   due 04/25/2006                                     1,561,342
  1,770,140      Series #98-1-A1, 5.212%, adjustable rate,
                   due 01/25/2007                                     1,765,645
                                                                   ------------
                                                                      5,164,224
                                                                   ------------

                            THE TATTERSALL BOND FUND

                            PORTFOLIO OF INVESTMENTS

                                 March 31, 1999

 PAR VALUE                                                             VALUE
 ---------                                                             -----
               ASSET-BACKED SECURITIES - CONTINUED
               OTHER ASSET-BACKED SECURITIES - 2.1%
               CIT RV Trust #95-B-A1,
$   165,331      6.50%, due 04/15/2011                             $    167,066
               CIT RV Trust #96-A-A1,
    413,917      5.40%, due 12/15/2011                                  412,675
               Fleetwood Credit Corporation Grantor Trust #94-A-A,
    333,684      4.70%, due 07/15/2009                                  328,679
               Fleetwood Credit Corporation Grantor Trust #96-A-A,
    316,937      6.75%, due 10/15/2011                                  322,008
               Green Tree Financial Corporation #98-A,
  1,104,418      6.18%, due 06/15/2019                                1,107,179
                                                                   ------------
                                                                      2,337,607
                                                                   ------------

               TOTAL ASSET-BACKED SECURITIES (COST $7,494,857)     $  7,501,831
                                                                   ------------
               CORPORATE BONDS - 24.3%
               Alcoa, Inc.,
$   775,000      6.50%, due 06/15/2018                             $    752,169
               Associates Corporation N.A.,
    700,000      5.75%, due 10/15/2003                                  695,639
               Avalon Properties, Inc.,
    485,000      6.625%, due 01/15/2005                                 479,141
               Bank of New York Company, Inc.,
    610,000      6.50%, due 12/01/2003                                  623,926
               BellSouth Telecommunications,
    445,000      6.375%, due 06/01/2028                                 423,791
               Beneficial Corporation Medium Term Notes,
    800,000      6.33%, due 10/09/2001                                  805,288
               Boeing Company,
    350,000      6.625%, due 02/15/2038                                 332,626
               BRE Properties, Inc.,
    425,000      7.125%, due 02/15/2013                                 402,815
               Coca-Cola Enterprises,
    440,000      6.75%, due 01/15/2038                                  428,630
               Dana Corporation,
    425,000      7.00%, due 03/15/2028                                  413,359

                            THE TATTERSALL BOND FUND

                            PORTFOLIO OF INVESTMENTS

                                 March 31, 1999

 PAR VALUE                                                             VALUE
 ---------                                                             -----
               CORPORATE BONDS - CONTINUED
               Duke Realty LP,
$   470,000      7.05%, due 03/01/2006                             $    471,316
               Equity Residential Properties Trust,
    875,000      6.55%, due 11/15/2001                                  879,121
    450,000      6.63%, due 04/13/2005                                  444,384
               Finova Capital Corporation,
    385,000      6.25%, due 08/15/2000                                  387,749
               Firstar Bank Milwaukee,
  2,450,000      6.25%, due 12/01/2002                                2,478,322
               Ford Motor Company,
    335,000      8.90%, due 01/15/2032                                  418,924
               Ford Motor Credit Company,
  1,395,000      5.80%, due 01/12/2009                                1,340,051
               General Motors Acceptance Corporation,
    500,000      5.85%, due 01/14/2009                                  481,380
               General Motors Acceptance Corporation Medium Term Notes,
    725,000      6.80%, due 04/17/2001                                  741,421
               General Motors Corporation,
    235,000      8.80%, due 03/01/2021                                  285,739
               Household Finance Corporation,
  1,000,000      6.50%, due 11/15/2008                                  997,970
               International Lease Finance Corporation Medium Term Notes,
  1,315,000      6.42%, due 09/11/2000                                1,329,005
               May Department Stores,
    275,000      7.45%, due 09/15/2011                                  300,908
    650,000      6.70%, due 09/15/2028                                  641,914
               Mellon Financial Company,
    915,000      7.625%, due 11/15/1999                                 928,167
               Morgan Stanley Dean Witter & Company,
    500,000      6.09%, due 03/09/2001                                  502,495
               National City Corporation,
    900,000      7.20%, due 05/15/2005                                  932,337
               Norwest Financial, Inc.,
    450,000      6.05%, due 11/19/1999                                  452,174
               PNC Funding Corporation,
    600,000      6.125%, due 02/15/2009                                 587,268
               Prologis Trust,
    450,000      7.00%, due 10/01/2003                                  450,711
               SBC Communications, Inc.,
    600,000      6.625%, due 11/01/2009                                 622,692

                            THE TATTERSALL BOND FUND

                            PORTFOLIO OF INVESTMENTS

                                 March 31, 1999

 PAR VALUE                                                             VALUE
 ---------                                                             -----
               CORPORATE BONDS - CONTINUED
               Sears Roebuck Acceptance Corporation,
$ 1,500,000      5.63%, due 02/07/2001                             $  1,498,770
    750,000      6.86%, due 07/03/2001                                  766,762
    750,000      6.99%, due 09/30/2002                                  774,203
               Sprint Capital Corporation,
  1,240,000      6.875%, due 11/15/2028                               1,224,376
               Suntrust Banks,
    340,000      6.125%, due 02/15/2004                                 339,504
               Union Camp Corporation,
    325,000      6.50%, due 11/15/2007                                  325,400
               United Parcel Service of America, Inc.,
    420,000      8.375%, due 04/01/2030                                 503,979
               Wachovia Corporation,
    675,000      6.15%, due 03/15/2009                                  667,568
                                                                   ------------
               TOTAL CORPORATE BONDS (COST $27,118,496)            $ 27,131,994
                                                                   ------------

  SHARES
  ------
               CLOSED-END MUTUAL FUNDS - 8.2%
     37,400      Blackrock 1999 Term Trust, Inc.                   $    369,325
    241,400      Blackrock 2001 Term Trust, Inc.                      2,172,600
    104,700      Blackrock North American Government Income Trust     1,047,000
    125,300      Blackrock Strategic Term Trust, Inc.                 1,151,194
      7,400      Excelsior Income Shares, Inc.                          121,175
     15,500      First Commonwealth Fund                                160,812
    232,200      Hyperion 1999 Term Trust, Inc.                       1,683,450
    201,000      Hyperion 2002 Term Trust, Inc.                       1,695,938
      4,100      Hyperion 2005 Investment Grade
                   Opportunity Term Trust, Inc.                          34,594
     16,400      Income Opportunities Fund, Inc. - 1999                 159,900
     73,100      MFS Government Markets Income Trust                    466,012
     12,000      Morgan Stanley Dean Witter Government Income Trust     104,250
                                                                   ------------
               TOTAL CLOSED-END FUNDS (COST $8,408,384)            $  9,166,250
                                                                   ------------

               TOTAL INVESTMENTS AT VALUE
                 (COST $103,941,499) - 93.6%                       $104,555,927
                                                                   ------------

                            THE TATTERSALL BOND FUND

                            PORTFOLIO OF INVESTMENTS

                                 March 31, 1999

FACE AMOUNT                                                            VALUE
-----------                                                            -----
               REPURCHASE AGREEMENTS (A) - 8.7%
               Firstar Bank., 3.75%, dated 03/31/99, due 04/01/99
$ 9,779,000      repurchase proceeds $9,780,019 (Cost $9,779,000)  $  9,779,000
                                                                   ------------

               TOTAL INVESTMENTS AND REPURCHASE AGREEMENTS
                 AT VALUE - 102.3%                                 $114,334,927

               LIABILITIES IN EXCESS OF OTHER ASSETS - (2.3)%        (2,585,297)
                                                                   ------------

               NET ASSETS - 100.0%                                 $111,749,630
                                                                   ============

(a) Joint repurchase agreement is fully collateralized by $28,093,565 U.S. Treasury Note, 5.625%, due 02/28/2001. The aggregate market value of the collateral at March 31, 1999 was $28,533,385. The Fund's pro-rata interest in the collateral at March 31, 1999 was $10,130,236.

      See accompanying notes to financial statements.

                            THE TATTERSALL BOND FUND

                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 1999

1.   SIGNIFICANT ACCOUNTING POLICIES

The Tattersall Bond Fund, formerly The Jamestown Bond Fund, (the Fund) is a no-load, diversified series of the Williamsburg Investment Trust (the Trust), an open-end management investment company registered under the Investment Company Act of 1940 (the 1940 Act). The Trust was organized as a Massachusetts business trust on July 18, 1988. The Fund began operations on December 13, 1990.

The Fund offers two classes of shares: Service Group Shares, sold subject to a 12b-1 fee up to 0.15% of average daily net assets, and Institutional Shares, sold without a 12b-1 fee. Each Service Group and Institutional Share of the Fund represents identical interests in the Fund's investment portfolio and has the same rights, except that (i) Service Group Shares bear the expenses of the distribution fees, which will cause Service Group Shares to have a higher expense ratio and to pay lower dividends than Institutional Shares; (ii) certain class specific expenses will be borne solely by the class to which such expenses are attributable; and (iii) each class has exclusive voting rights with respect to matters affecting only that class.

The Fund's investment objective is to maximize total return, consisting of current income and capital appreciation (both realized and unrealized), consistent with the preservation of capital through active management of investment grade fixed income securities.

The following is a summary of the Fund's significant accounting policies:

Securities valuation -- The Fund's portfolio securities are valued as of the close of the regular session of trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time). Securities which are traded over-the-counter are valued at the last sales price, if available, otherwise, at the last quoted bid price. Securities traded on a national exchange are valued based upon the closing price on the principal exchange where the security is traded. It is expected that fixed income securities of the Fund will ordinarily be traded in the over-the-counter market. When market quotations are not readily available, securities may be valued on the basis of prices provided by an independent pricing service. If a pricing service cannot provide a valuation, securities will be valued in good faith at fair value using methods consistent with those determined by the Board of Trustees.

Repurchase agreements -- The Fund generally enters into joint repurchase agreements with other funds within the Trust. The joint repurchase agreement, which is collateralized by U.S. Government obligations, is valued at cost which, together with accrued interest, approximates market. At the time the Fund enters into the joint repurchase agreement, the seller agrees that the value of the underlying securities, including accrued interest, will at all times be equal to or exceed the face amount of the repurchase agreement. In addition, the Fund actively monitors and seeks additional collateral, as needed.

Share valuation -- The net asset value per share of each class of shares of the Fund is calculated daily by dividing the total value of the Fund's assets attributable to that class, less liabilities attributable to that class, by the number of shares of that class outstanding. The offering price and redemption price per share of each class of shares of the Fund is equal to the net asset value per share.

                            THE TATTERSALL BOND FUND

                         NOTES TO FINANCIAL STATEMENTS

                                 March 31, 1999


Investment income and distributions to shareholders -- Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Discounts and premiums on securities purchased are amortized in accordance with income tax regulations. Dividends arising from net investment income are declared and paid quarterly to shareholders of the Fund. Net realized short-term capital gains, if any, may be distributed throughout the year and net realized long-term capital gains, if any, are distributed at least once each year. Income distributions and capital gain distributions are determined in accordance with income tax regulations.

Allocations between classes -- Investment income earned, realized capital gains and losses, and unrealized appreciation and depreciation for the Fund are allocated daily to each class of shares based upon its proportionate share of total net assets of the Fund. Class specific expenses are charged directly to the class incurring the expense. Common expenses which are not attributable to a specific class are allocated daily to each class of shares based upon its proportionate share of total net assets of the Fund.

Security transactions -- Security transactions are accounted for on trade date. Cost of securities sold is determined on a specific identification basis.

Securities traded on a "to-be-announced" basis -- The Fund occasionally trades securities on a "to-be-announced" (TBA) basis. In a TBA transaction, the Fund has committed to purchase securities for which all specific information is not yet known at the time of the trade, particularly the face amount in mortgage-backed securities transactions. Securities purchased on a TBA basis are not settled until they are delivered to the Fund, normally 15 to 45 days later. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other portfolio securities.

Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Federal income tax -- It is the Fund's policy to comply with the special provisions of the Internal Revenue Code applicable to regulated investment companies. As provided therein, in any fiscal year in which a Fund so qualifies and distributes at least 90% of its taxable net income, the Fund (but not the shareholders) will be relieved of federal income tax on the income distributed. Accordingly, no provision for income taxes has been made.

In order to avoid imposition of the excise tax applicable to regulated investment companies, it is also the Fund's intention to declare as dividends in each calendar year at least 98% of its net investment income (earned during the calendar year) and 98% of its net realized capital gains (earned during the twelve months ended October 31) plus undistributed amounts from prior years.

                            THE TATTERSALL BOND FUND

                         NOTES TO FINANCIAL STATEMENTS

                                 March 31, 1999

The following information is based upon the federal income tax cost of portfolio investments of $104,098,150 as of March 31, 1999:

           Gross unrealized appreciation.................     $ 1,320,656
           Gross unrealized depreciation.................        (862,879)
                                                              -----------
           Net unrealized appreciation...................     $   457,777
                                                              ===========

The difference between the federal income tax cost of portfolio investments and the financial statement cost is due to certain timing differences in the recognition of capital losses under income tax regulations and generally accepted accounting principles.

2.   INVESTMENT TRANSACTIONS

During the year ended March 31, 1999, cost of purchases and proceeds from sales and maturities of investment securities, other than short-term investments, amounted to $239,650,862 and $229,306,091, respectively.

3.   TRANSACTIONS WITH AFFILIATES

INVESTMENT ADVISORY AGREEMENT
The Fund's investments are managed by Tattersall Advisory Group, Inc. (the Adviser) under the terms of an Investment Advisory Agreement. Under the Investment Advisory Agreement, the Fund pays the Adviser a fee, which is computed and accrued daily and paid monthly, at an annual rate of 0.375% of its average daily net assets. The Adviser currently intends to limit the total operating expenses of the Institutional Shares of the Fund to 0.50% of its average daily net assets, and to limit the total operating expenses of the Service Group Shares of the Fund to 0.65% of its average daily net assets. Accordingly, the Adviser voluntarily waived $23,693 of its investment advisory fees for the year ended March 31, 1999. Certain trustees and officers of the Trust are also officers of the Adviser.

ADMINISTRATIVE SERVICES AGREEMENT
Under the terms of an Administrative Services Agreement with the Trust, Countrywide Fund Services, Inc. (CFS) provides administrative, pricing, accounting, dividend disbursing, shareholder servicing and transfer agent services for the Fund. For these services, CFS receives a monthly fee from the Fund at an annual rate of 0.075% on its average daily net assets up to $200 million and 0.05% on such net assets in excess of $200 million, subject to a $2,000 minimum monthly fee, plus a surcharge of $1,000 per month. In addition, the Fund pays CFS out-of-pocket expenses including, but not limited to, postage, supplies and cost of pricing the Fund's portfolio securities. Certain officers of the Trust are also officers of CFS.

                            THE TATTERSALL BOND FUND

                         NOTES TO FINANCIAL STATEMENTS

                                 March 31, 1999


DISTRIBUTION PLAN
The Fund has adopted a Distribution Plan (the Plan) with respect to Service Group Shares pursuant to Rule 12b-1 under the 1940 Act. The Plan provides that the Fund may incur certain costs related to the distribution of Service Group Shares, not to exceed 0.15% of average daily net assets applicable to Service Group Shares. For the year ended March 31, 1999, Service Group Shares incurred $4,201 of distribution expenses under the Plan.

4.   DIRECTED BROKERAGE ARRANGEMENT

In order to reduce the total operating expenses of the Fund, the Fund's custodian fees and a portion of other operating expenses have been paid through an arrangement with a third-party broker-dealer who is compensated through security trades. Expenses reimbursed through the directed brokerage arrangement totaled $18,717 for the year ended March 31, 1999.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and Board of Trustees
The Williamsburg Investment Trust
Cincinnati, Ohio

     We have audited the accompanying statement of assets and liabilities of The Tattersall Bond Fund, formerly The Jamestown Bond Fund, (a series of The Williamsburg Investment Trust), including the portfolio of investments, as of March 31, 1999, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 1999 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Tattersall Bond Fund as of March 31, 1999, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.


                                                Tait, Weller & Baker

Philadelphia, Pennsylvania
April 30, 1999